                                                                    EXHIBIT 12.1

                              IPC ACQUISITION CORP.
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES

                                 (IN THOUSANDS)

                                                                                         PREDECESSORS
                                                          --------------------------------------------------------------------------
                                                                                          PERIOD         PERIOD
                                                            FISCAL         FISCAL          FROM           FROM            FISCAL
                                                             YEAR           YEAR         OCTOBER        JUNE 15,           YEAR
                                                            ENDED          ENDED         1, 1999         2000 TO          ENDED
                                                           SEPTEMBER      SEPTEMBER       TO JUNE       SEPTEMBER       SEPTEMBER
                                                           30, 1998       30, 1999       14, 2000       30, 2000         30, 2001
                                                           --------       --------       --------       --------         --------
                                                          (UNAUDITED)
Earnings:
     Income (loss) before income taxes                     $ 35,635       $ 31,277       $ 10,386       $(11,935)       $ (8,425)
     Interest expense                                         9,705         20,264         16,142          5,686          27,871
     Amortization of deferred financing costs                    --             --             --             --              --
     Interest portion of rental expense                       1,353          1,221            825            264           1,287
                                                           --------       --------       --------       --------        --------

        Earnings                                           $ 46,693       $ 52,762       $ 27,353       $ (5,985)       $ 20,733
                                                           ========       ========       ========       ========        ========

Fixed charges:
     Interest expense                                      $  9,705       $ 20,264       $ 16,142       $  5,686        $ 27,871
     Amortization of deferred financing costs                    --             --             --             --              --
     Interest portion of rental expense                       1,353          1,221            825            264           1,287
                                                           --------       --------       --------       --------        --------

        Fixed charges                                      $ 11,058       $ 21,485       $ 16,967       $  5,950        $ 29,158
                                                           ========       ========       ========       ========        ========

Ratio (deficiency) of earnings to cover fixed charges          4.2x           2.5x           1.6x       $(11,935)       $ (8,425)
                                                           ========       ========       ========       ========        ========

                                                         Predecessors
                                                         ------------
                                                            PERIOD        PERIOD          PERIOD        FOR THE
                                                            FROM           FROM            FROM          THREE
                                                           OCTOBER        NOVEMBER       NOVEMBER        MONTHS
                                                          1, 2001 TO     15, 2001 TO   15, 2001 TO        ENDED
                                                           DECEMBER       DECEMBER       SEPTEMBER      DECEMBER
                                                           20, 2001       31, 2001       30, 2002       31, 2002
                                                           --------       --------       --------       --------
                                                                                                      (unaudited)
Earnings:
     Income (loss) before income taxes                     $(11,346)      $ (2,351)      $(11,486)      $    921
     Interest expense                                         5,987            761         19,229          5,617
     Amortization of deferred financing costs                    --             88          2,304            588
     Interest portion of rental expense                         330             33          1,419            438
                                                           --------       --------       --------       --------

        Earnings                                           $ (5,029)      $ (1,469)      $ 11,466       $  7,564
                                                           ========       ========       ========       ========

Fixed charges:
     Interest expense                                      $  5,987       $    761       $ 19,229       $  5,617
     Amortization of deferred financing costs                    --             88          2,304            588
     Interest portion of rental expense                         330             33          1,419            438
                                                           --------       --------       --------       --------

        Fixed charges                                      $  6,317       $    882       $ 22,952       $  6,643
                                                           ========       ========       ========       ========

Ratio (deficiency) of earnings to cover fixed charges      $(11,346)      $ (2,351)      $(11,486)          1.1x
                                                           ========       ========       ========       ========